SECURITIES AND EXCHANGE  COMMISSION



WASHINGTON, D.C. 20549





FORM 8-K / A
(Amendment #1)


CURRENT REPORT

Pursuant to Section 13 or 15 (d)  of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) : April 2, 1997





                   MetroVision of North America, Inc.

          (Exact name of registrant as specified in its charter)







                New York		                       0-19685
               16-1276525

	(State or other  jurisdiction 	             	(Commission
(I.R.S. Employee  of incorporation)           File Number)
      Identification No.)





75 South Church Street, Suite 650
        Pittsfield, MA
                                          	     01201
(Address of principal executive offices)					 (Zip Code)



Registrant's telephone number, including area code:   (413) 448-2111



424 Madison Avenue, New York, NY 10017

Former name or former address,

if changed since last report





Those portions of Item 7 (Financial Statements, Pro Forma
Financial Data and Exhibits) of the Registrant's Current Report on Form 8-K dated April 2, 1997 are amended and restated in their entirety as follows:





(a)	Financial Statements of Business Acquired in Reverse
Acquisition		Number



(i) Audited balance sheets of York Hannover Pharmaceuticals,
Inc. as of December 31, 1996 and 1995 and the related statements of income and stockholder's deficit and cash flows for the years then
ended.	                                                              		6



(ii) Unaudited balance sheets of York Hannover Pharmaceuticals,
Inc. as of and for the three months ended March 31, 1997 and
1996 and the related statements of income and stockholder's deficit and
cash flows for the three months then ended.			                    				20



(iii) Management's discussion and analysis of financial
condition and result of operations of York Hannover Pharmaceuticals, Inc. as of March 31, 1997 and for the three months ended March 31, 1997
compared to the three months ended March 31, 1996.		              				25



(iv) Audited balance sheets of York Hannover Partnership as of
December 31, 1996 and December 31, 1995 and the related statements of income, partners capital and cash flows for the year ended
December 31, 1996 and for the five months ended December 31, 1995					28





(b)	Pro Forma Financial Information



(i) Introductory information.				                                 				42



(ii) Unaudited summary pro forma consolidated income statement data for the year ended December 31, 1996.


(iii) Unaudited summary pro forma consolidated balance sheet data as of March 31, 1997.



(iv) Unaudited summary pro forma consolidated income statement data for the three months ended March 31, 1997.















Item 1.	Changes in Control of Registrant;

Item 2.		Acquisition or Disposition of Assets.



		On April 1, 1997, MetroVision of North America, Inc. ("MetroVision" or the "Company") consummated a merger ( the "Merger") as a result of which York Hannover Pharmaceuticals, Inc., ("York Hannover") a Florida corporation, merged with and into the Company, with the Company as the surviving corporation, pursuant to an Agreement and Plan of Merger dated as of May 10, 1996 among the Company and York Hannover (the
"Merger Agreement"). Pursuant to the Merger Agreement, among other things (i) MetroVision changed its corporate name to York Hannover Health Care, Inc. (subject to receipt of all necessary regulatory consents which are still pending); and (ii) each share of York Hannover Common Stock outstanding on April 1, 1997 was converted into 4,000 shares of the Company's Common Stock, or an aggregate of 4,000,000 shares of Common Stock, constituting approximately 71.8% of the shares of Common Stock outstanding giving effect to the Merger.



		The Merger was consummated upon receipt of approval of the Merger Agreement and the Merger by the Company's shareholders at a Special Meeting held on April 1, 1997. At the Special
Meeting, the Company's shareholders also elected Thomas M.
Clarke, Lawrence B. Cummings, Robert F. Hussey, Courtlandt G.
Miller and Peter Doelger directors to serve until the next annual meeting of shareholders and until successors are duly elected and qualified. Messrs, Clarke and Cummings, who also have been appointed as Chairman and Chief Executive Officer, respectively, of the Company, are principal stockholders of Stockbridge Investment Partners, Inc. ("Stockbridge"), the sole stockholders of York Hannover, which became the majority shareholders of the Company as a result of the Merger. Robert
F. Hussey is the former Chairman of the Board, President and Chief Executive Officer of the Company.



		In addition to the shares of Common Stock issued to Stockbridge in the Merger, each of Messrs. Clarke and Cummings were issued warrants to purchase 750,000 shares of the Company's Common Stock, exercisable in three cumulative equal annual installments, at exercise-prices ranging from $.6728 to $1.0091 per share. If all of such warrants were exercised (and assuming no other increases in the Company's capital stock), Messrs.
Clarke and Cummings would beneficially own, directly and though Stockbridge, approximately 78.7% of the Company's outstanding Common Stock.



Item 7: Financial Statements, Pro Forma Financial Data and
Exhibits

                                                           											Page

(a)	Financial Statements of Business Acquired in Reverse
Acquisition		Number



	(i) Audited balance sheets of York Hannover Pharmaceuticals,
Inc. as of December 31, 1996 and 1995 and the related statements of income and stockholder's deficit and cash flows for the years then
ended.	                                                               		6



(ii) Unaudited balance sheets of York Hannover Pharmaceuticals,
Inc. as of and for the three months ended March 31, 1997 and
1996 and the related statements of income and stockholder's deficit and
cash flows for the three months then ended.			                     				20



(iii) Management's discussion and analysis of financial
condition and result of operations of York Hannover Pharmaceuticals, Inc. as of March 31, 1997 and for the three months ended March 31, 1997
compared to the three months ended March 31, 1996.			               			25



(iv) Audited balance sheets of York Hannover Partnership as of
December 31, 1996 and December 31, 1995 and the related statements of income, partners capital and cash flows for the year ended
December 31, 1996 and for the five months ended December 31, 1995	 				28





(b)	Pro Forma Financial Information



(i) Introductory information.			                                  					42



(ii) Unaudited summary pro forma consolidated income statement data for the year ended December 31, 1996.



(iii) Unaudited summary pro forma consolidated balance sheet data as of March 31, 1997.



(iv) Unaudited summary pro forma consolidated income statement data for the three months ended March 31, 1997.



(c)	Exhibits



10.1 	Agreement and Plan of Merger dated as of May 10, 1996
among MetroVision of North America, Inc. and York Hannover
Pharmaceuticals, Inc. (included as Annex "A" to Exhibit 99.1 filed herewith).



99.1 	The Company's definitive Proxy Statement/Prospectus dated
February 13,	1997 for its Special Meeting of Shareholders.





REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To York Hannover Pharmaceuticals, Inc.:



We have audited the accompanying balance sheets of YORK HANNOVER PHARMACEUTICALS, INC. (a Florida corporation) as of December 31, 1996 and 1995, and the related statements of income and stockholder's deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of York Hannover Pharmaceuticals, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.











                                						ARTHUR ANDERSEN LLP

NASHVILLE, TENNESSEE

MARCH 25, 1997







YORK HANNOVER PHARMACEUTICALS, INC.



BALANCE SHEETS



FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995



ASSETS					            	                      	1996	        	1995

CURRENT ASSETS:

Cash and cash equivalents	                 	  $58,291	      $15,916
Marketable securities			                      466,071	       67,823
Accounts receivable,
  less allowance for doubtful
  accounts of $0 and $522,960,
  respectively		                                   --       111,538
Total current assets			                       524,362      	195,277

OTHER ASSETS:

Investment in York Hannover Partnership       701,179	      553,334
Due from York Hannover Partnership            160,747	      105,468
Due from related partie	                      245,267	      244,372
Non-current deferred tax asset		                   --       141,876
Total other assets		                        1,107,193	    1,045,050

TOTAL ASSETS			                            $1,631,555	   $1,240,327







THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS ARE AN INTEGRAL
PART OF THESE BALANCE SHEETS.


YORK HANNOVER
PHARMACEUTICALS, INC.
BALANCE SHEETS (CONTINUED)

FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995





LIABILITIES AND STOCKHOLDER'S DEFICIT	             1996	          1995

CURRENT LIABILITIES:

Due to affiliate		                                $404,837	      $    --
Current portion of long-term debt                2,070,833	      173,878
Notes payable					                                 275,573	           --
Accrued expenses				                               370,835	      213,863
	Total current liabilities	                      3,122,042	      387,741

LONG-TERM DEBT, less current portion	                  -	     	2,179,877

DEFERRED REVENUE, net of accumulated
  amortization of $188,619 and $55,476,
  respectively                                    	743,381	      876,524

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S DEFICIT:
Common stock, $.10 par value, 10,000 shares
 	authorized, 1,000 shares issued and
 	outstanding				                                    	100	         	100
 Unrealized loss on securities, net of taxes		   	(32,040)           --
 Accumulated deficit			                       	(2,201,928)	  (2,203,915)

TOTAL STOCKHOLDER'S DEFICIT		                  (2,233,868)	  (2,203,815)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT		 	$1,631,555    $1,240,327



THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS ARE AN INTEGRAL
PART OF THESE BALANCE SHEETS.




YORK HANNOVER PHARMACEUTICALS, INC.

STATEMENTS OF INCOME AND STOCKHOLDER'S DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995



                                         	1996	          1995
REVENUES:
	Sales						                           $  		--        $2,672,878
	Equity in earnings of York
   Hannover Partnership	               447,845	          103,696
	Gross margin			                      	447,845	        2,776,574

OPERATING EXPENSES:
 Cost of sales				                          --	   	   (1,391,588)
 Salaries, wages and benefits		            	--		        (502,152)
 General and administrative		        	(130,011)        	(314,994)
 Management fees			                  	(261,000)        	(488,500)
 Provision for uncollectible accounts		     --	        	(240,582)
 Depreciation and amortization	             --	         	(45,075)

	Total operating expenses		           (391,011)      	(2,982,891)

		Operating income (loss)              	56,834		        (206,317)

OTHER INCOME (EXPENSE):

	Interest expense			                  (289,767)	        (289,830)
	Amortization of non-compete	         	133,143	           55,476
	Other income, net			                  121,108	          118,078
    Total other income (expense)	      (35,516)	        (116,276)

NET INCOME (LOSS) BEFORE
    INCOME TAXES		                     	21,318	        	(322,593)
INCOME TAX PROVISION	                  (19,331)		             --

NET INCOME (LOSS)			                     1,987	         (322,593)

ACCUMULATED DEFICIT,
	beginning of period		             	(2,203,915)      	(1,699,430)

DISTRIBUTION TO STOCKHOLDER	                 --		       (181,892)

ACCUMULATED DEFICIT,
	end of period			                 	$(2,201,928)     	$(2,203,915)



THE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS ARE AN INTEGRAL
PART OF THESE STATEMENTS.







YORK HANNOVER PHARMACEUTICALS, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

(Increase (Decrease) in Cash and Cash Equivalents)


                                        					1996	         	1995
CASH FLOWS FROM OPERATING ACTIVITIES:
	Net income (loss)				                     	$1,987		      $(322,593)
	Adjustments to reconcile net income
   (loss) to net cash used in
   operating activities:
   	Income tax provision		                 	19,331		             --
 			Dividends on marketable securities	    (20,953)	             --
 			Depreciation and amortization	              --	         	45,075
 			Amortization of deferred revenue     	(133,143)        	(55,476)
 			Equity in earnings of York
   			Hannover Partnership		             	(447,845)	       (103,696)
			Changes in assets and liabilities:
  				Receivables, net	                   	111,538	         767,808
  				Noncurrent deferred tax asset	       141,876        	(141,876)
  				Inventory and other			                    --         	(62,674)
  				Accounts payable			                       --        	(220,717)
  				Accrued expenses	                   	156,972	          95,769
			Net cash provided by (used in)
				operating activities		                (170,237)          	1,620

CASH FLOWS FROM INVESTING ACTIVITIES:
	Non-compete agreement     					                --	         932,000
	Loans to York Hannover Partnership,
		net of payments received			              (55,279)	       (105,468)
	Loans to related parties,
  net of payments received                   	(895)	      	(244,372)
 Payments received on loans to affiliates			    --          	21,400
	Purchases of marketable securities		      (30,642)	        (67,823)
	Sales of marketable securities			           6,813		             --
	Furniture and equipment, net					              --         	(13,124)
	Distributions received from York
		Hannover Partnership 			                	300,000	              --
			Net cash provided
				by investing activities		              219,997         	522,613

CASH FLOWS FROM FINANCING ACTIVITIES:
 Principal payments on long-term debt
  borrowings                              (282,922)	       (771,303)
	Notes payable borrowings			              	275,537	              --
	Long-term debt borrowings					                 --	         429,877
	Distribution to stockholder					               --        	(181,892)
			Net cash used in financing activities	   (7,385)	      	(523,318)

NET INCREASE (DECREASE) IN CASH
	AND CASH EQUIVALENTS			                    42,375	            	915

CASH AND CASH EQUIVALENTS,
  beginning of year                        	15,916		         15,001

CASH AND CASH EQUIVALENTS, end of year   		$58,291	         $15,916

SUPPLEMENTAL INFORMATION:
	Cash payments of interest expense		      	$41,649        	$293,413



The accompanying notes to financial statements are an integral part of these statements.





YORK HANNOVER PHARMACEUTICALS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



	Organization



	The financial statements include the accounts of York Hannover Pharmaceuticals, Inc. ("the Company"), a wholly-owned subsidiary of Stockbridge Investment Partners, Inc. ("SIP"). The Company was purchased by SIP from Progressive Investments International, Inc. on December 17, 1993. Prior to August 1, 1995, the Company provided institutional pharmacy services, infusion therapy, urological, enteral and general medical supplies to licensed nursing facilities, hospitals, correction facilities and retirement facilities throughout the State of Florida. As discussed in Note 3, effective August 1, 1995, the Company formed a partnership ("York Hannover Partnership" or "the Partnership") with United Professional Companies, Inc. ("UPC") whereby the Company and UPC each contributed property and equipment, inventory and existing contracts with nursing facilities to provide services and products. The Company accounts for its 40% interest in the Partnership under the equity method of accounting. The Company provides certain billing services to the Partnership for which the Company receives 7.5% of amounts billed.



		The accompanying financial statements have been prepared on the accrual basis of accounting under the assumption that the Company will continue as a going concern. The Company had negative stockholder's equity as of December 31, 1996.
Management anticipates that it will be able to refinance the Promissory note payable to National HealthCare L.P. ("NHCLP")
(see Note 4). While management believes it will be able to accomplish such refinancing, there can be no assurance that this refinancing will be completed. In the event that management's refinancing efforts are not successful, management believes that the Company will be able to generate sufficient cash to meet debt requirements and to finance ongoing operations through alternative sources of financing or through the sale of the Company's interest in the Partnership.



	Use of Estimates



	The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



	Operational Management



	The operations of the Company are being managed by Lenox
Healthcare, Inc. ("Lenox"). During 1996 and 1995, the Company paid management fees of $261,000 and $360,000, respectively, to Lenox.


Revenues

Health care revenues represent revenues generated prior to August 1, 1995 from the sale of institutional pharmacy services, infusion therapy, urological, enteral and general medical supplies to licensed nursing facilities, hospitals, correction facilities and retirement facilities throughout the State of Florida. Prior to August 1, 1995, the Company received payment for the sale of certain supplies to patients covered by Medicare and the Florida Medicaid programs. Revenues generated from patients covered by Medicare and the Florida Medicaid programs are based on reasonable charge reimbursement principles and are not subject to "cost" limitations. In the opinion of management, adequate provision has been made for any adjustments that may result from reviews by the Medicare and Medicaid programs.



Marketable Securities



Securities have been classified as available for sale and have been recorded at fair value based on quoted market prices.
Unrealized gains or losses on available for sale securities have been recorded in accordance with Statement of Financial
Accounting Standards No. 115, "Accounting for Certain
Investments in Debt and Equity Securities" ("SFAS 115").



Notes Payable



Notes payable represent amounts borrowed from securities brokers. The Company's marketable securities are collateral under the borrowing arrangements to the extent of the outstanding balance under the notes payable. The notes payable are due on demand and bear interest at the rate of 7.75%. The fair value of the Company's notes payable approximates the
carrying amount due to the 	short-term nature of these
instruments.



Concentration of Credit Risks



The Company's credit risks primarily relate to cash and cash equivalents and receivables. Cash and cash equivalents are primarily held in bank accounts. Receivables consist primarily of amounts due from patients in the State of Florida and from the Medicare and Florida Medicaid programs. The Company maintains allowances for uncollectible accounts on these receivables.



	Cash Equivalents



Cash equivalents include highly liquid investments with an original maturity of less than three months.



2.	RELATED PARTIES AND AFFILIATES



Lenox, Pinellas Healthcare Investors, Inc. ("Pinellas") and Monterey Investments, Inc. ("Monterey") are related parties to the Company as the majority stockholders of these entities are also the majority stockholders of SIP. Net amounts due to or from related parties as of December 31, 1996 and 1995 consist of the following:



                                       	December 31,	      December 31,
                                          	1996	             1995

Due from York Hannover Partnership      		$160,747	         $105,468
Due from related parties - noncurrent:
	Pinellas Healthcare Investors, Inc.	    	$235,000         	$235,000
	Monterey Investments, Inc.		              	10,267		           9,372
                                   							$245,267         	$244,372

Due to affiliates					                    $404,837	         $	    --



During 1996, SIP transferred certain marketable securities to the Company. As a result, the Company recorded a liability due to affiliates of $404,837 which is equal to the fair market value of the marketable securities on the date of transfer. Subsequent changes in the fair market value of the marketable securities have been accounted for in accordance with SFAS 115.



In accordance with the partnership agreement, amounts due from York Hannover Partnership did not bear interest during 1995 and 1996. Amounts due from related parties and due to affiliates also did not bear interest during 1995 and 1996..



The Company's management believes that all amounts owed to the Company by related parties will be paid in full and that related receivables are realizable.



	See Note 1 for discussion of management fees paid to Lenox during 1996 and see Note 3 for discussion of the Company's relationship with York Hannover Partnership.



3.	INVESTMENT IN YORK HANNOVER PARTNERSHIP



	Effective August 1, 1995, the Company formed a partnership with UPC for the purpose of operating a business which provides institutional pharmacy, infusion therapy, third-party billing, medical equipment and supplies, respiratory therapy and other services. Pursuant to the terms of the partnership agreement, the Company contributed to the Partnership all of its furniture and equipment, inventory and existing contracts with nursing facilities to provide services and products. UPC also contributed certain property and equipment, inventory, cash and existing contracts to the Partnership. The total net book value of assets contributed by the Company was $449,638 as of the date of contribution. The Company's investment in the Partnership, as determined using the equity method, has increased to $701,179 as of December 31, 1996. The Company received a 40% interest in the Partnership and also received $932,000 for entering into a covenant not to compete. Cash proceeds of $750,000 from the covenant not to compete were used to reduce the promissory note payable to NHCLP as discussed in Note 4. The covenant not to compete is currently being amortized over the covenant life which is seven years.



The Company and UPC will provide working capital funding to the Partnership, as required, in proportion to their respective ownership interests. As of December 31, 1996, the Company has loaned $80,000 to the Partnership for working capital purposes.



Earnings and losses of the Partnership are allocated to the Company and UPC based on each partners' general partnership interest. Under the terms of the Partnership agreement, the Company has a right to priority distributions of its share of Partnership net income limited to $300,000. All $300,000 of the maximum priority distributions were made to the Company by the Partnership during 1996. After reaching the maximum priority distribution to the Company, UPC will receive distributions up to an amount representing an equality of the ownership percentages. Then, additional distributions would be made to the Company and UPC in proportion to each partners' respective ownership interest. All distributions are subject to the availability of Partnership cash. No distributions were made by the Partnership to the Company during 1995. No distributions were made by the Partnership to UPC during 1995 or 1996.



The Company and UPC each provide certain management services to the Partnership. The Company provides certain billing services to the Partnership for which the Company receives 7.5% of amounts billed. The Company has an option to sell its interest in the Partnership to UPC (the "Put Option") at fair market value at the Put Option exercise date. The Put Option can be exercised by the Company at any date subsequent to the termination of the Partnership and upon 180 days written notice to UPC. The Partnership has a minimum term of five years. The Company pledged its interest in the Partnership as collateral for the remaining balance due under the promissory note payable to NHCLP.



The following unaudited pro forma income statement information for the Company is presented as though the Partnership had been entered into on January 1, 1995. The unaudited pro forma information is presented for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the Partnership been consummated on January 1, 1995, nor are they necessarily indicative of future operating results.



                                           								Year Ended
                                        								December 31, 1995
                                                  	Unaudited

Equity in earnings of York Hannover Partnership	   	$266,012
Other revenues					                                 	207,337
Other expenses					                                	(649,830)
Net loss before income taxes				                   	(176,481)
Income tax provision							                               --
Net loss 				                                   			$(176,481)



Other revenues in the above unaudited pro forma income statement includes a full year of amortization revenue from the covenant not to compete and a full year of revenue from billing services provided to the Partnership. Other expenses include management fees paid to Lenox and interest expense incurred by the Company during 1995.



Summary financial statements of the Partnership as of and for the year ended

December 31, 1996 and the five months ended December 31, 1995 are as follows:





Balance Sheet			                      	December 31,      December 31,
                                           1996              1995

Accounts receivable			                  $2,273,810		      $1,142,412
Inventory			                              	587,940		         495,350
Cash				                                  	122,796	         	109,086
Other current assets			                     59,094		         	19,069
Net property, plant and equipment         	716,317	         	589,726
	Total assets		                        	$3,759,957	      	$2,355,643

Working capital loans -
   due to the Company and UPC            	$630,000	        	$200,000
Accounts payable			                        295,959		         243,657
Due to the Company	 		                          --       		  	25,468
Due to UPC			                              	38,082	         		40,431
Accrued expenses		                        	107,011	          	87,869
Current portion of capital lease	           37,032			             --
Current portion of
   promissory note payable		                15,580			         14,625
Capital lease obligation		                  64,739		  	           --
Promissory note payable 	                 	368,602		         360,254
Partners' capital  		                   	2,202,952	       	1,383,339
   	Total liabilities and
  	 	partners' capital                 	$3,759,957	      	$2,355,643

   Income Statement

Revenues			                            	$9,383,651      		$2,563,354
Cost of sales			                       	(4,899,122)	     	(1,348,470)
Gross profit			                         	4,484,529	       	1,214,884
Expenses				                            (3,364,916)		       (955,643)
	Net income		                          	$1,119,613		        $259,241



4.	LONG-TERM DEBT


	Long-term debt at December 31, 1996 and 1995 was composed of the following:



                                                 	December 31,
                                              	1996         	1995

Promissory note payable to NHCLP	          	$1,950,371	   	$1,950,000

Line of credit promissory note payable
  to NHCLP, repaid in 1996					                     --   					229,877
Other notes - interest at 9% and
  principal due in equal monthly installments
  with remaining balance due in 1997			        120,462		     	173,878
                                          			2,070,833		   	2,353,755
Less current portion		                     	(2,070,833)	   		(173,878)
                                          		$	      --	  	 $2,179,877



The Company has entered into a promissory note ("the Promissory
Note") with NHCLP which has a maturity date of September 30,
1997.  Interest accrues at 12% and is payable monthly with the
entire principal due on 	September 30, 1997.



The Promissory Note is secured by all of the assets of the Company, including the Company's interest in the Partnership, the personal guarantees of two stockholders of SIP, and certain assets of SIP and Monterey.



All of the assets of the Company are pledged as collateral on a line of credit owed by SIP to NHCLP. The outstanding balance owed by SIP to NHCLP under this line of credit was $1,635,350 as of December 31, 1996.



5.	INCOME TAXES



	The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). This statement requires that the asset and liability method be used in calculating the prepaid or deferred tax position of the Company. Accordingly, deferred or prepaid taxes are based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years the differences are expected to reverse.


 The net deferred tax assets, at 38% of the respective amount, as of December 31, 1996 and 1995 are as follows:


                                                	December 31,
                                             	1996         	1995
Current Deferred Asset:
	Asset and Liability Accounts	              	$		--	       $196,790
	Less Valuation Allowance			 			                --        (196,790)
                                           		$	 --	      	$	    --
Non-Current Deferred Asset:
	Asset and Liability Accounts          		    $299,065	   	$329,836
	Net Operating Loss Carryforward		            	82,878			        --
                                           			381,943		   	329,836

 Less Valuation Allowance	                 		(381,943)	 		(187,960)
                                           		$	         		$141,876





In estimating the future tax consequences under SFAS 109, the Company considers expected future events and the existence of sufficient taxable income. Sufficient taxable income is not anticipated to utilize the deferred tax assets. Therefore, a valuation allowance has been recorded to reserve for the tax assets not anticipated to be utilized.



The current deferred asset primarily relates to accounts receivable reserves not deducted for tax purposes. The non-current deferred asset relates primarily to non-compete agreement revenue which is not yet recognized for financial reporting purposes.



The Company uses the separate return method in determining the deferred and current tax benefit or expense and related valuation allowance to be recorded. Under the separate return method, the determination of the tax benefit or expense and related valuation allowance is based on what the Company's tax benefit or expense and related valuation allowance would have been had the Company filed a separate tax return.


6.	COMMITMENTS AND CONTINGENCIES


During 1994 and through February 1, 1995, the Company assumed certain risks related to worker's compensation insurance claims of its employees. The Company is still liable for any worker's compensation claims which may have been incurred but not reported prior to February 1, 1995. In the opinion of management, no additional worker's compensation claims which were incurred prior to February 1, 1995 are expected to be filed. During March 1995, the Company obtained a bond which will pay up to $250,000 of any future worker's compensation claims.


7.	PRIOR YEAR RECLASSIFICATIONS

	Certain reclassifications have been made to the 1995 financial statements to conform to the 1996 presentation.


8.	EVENT SUBSEQUENT TO YEAR END



Effective April 2, 1997, the Company was merged with
MetroVision of North America, Inc. ("MetroVision"). MetroVision owns and operates a video cable network for the mass transit industry, under contracts ranging from five to seven years, for the purpose of providing information and selling advertising.
In addition, MetroVision installs, under contract, video equipment in certain mass transit locations.



Under the terms of the merger agreement, the Company distributed all of its assets and liabilities to SIP prior to the merger except for the Company's 40% interest in the Partnership and the Company's outstanding debt under the NHCLP Promissory Note and related accrued interest. Pursuant to the agreement, SIP exchanged all outstanding common stock of the Company with MetroVision for 4,000,000 newly issued registered shares of MetroVision. As a condition of the merger, MetroVision completed a 4.6 to 1 reverse split of its common stock, reducing the number of MetroVision shares outstanding on a post merger basis. SIP was also granted warrants to purchase 1,500,000 shares of common stock in the post merger MetroVision.




The following unaudited pro forma balance sheet information for the Company is presented as though the merger with MetroVision had been consummated on

December 31, 1996. The unaudited pro forma information is presented for informational purposes only.



BALANCE SHEET	                             December 31,
Unaudited(In Thousands)                        1996

ASSETS
Current assets	                            	$	290,000
Operating equipment, net		                   	400,000
Other noncurrent assets		                   1,068,000
	Total assets	                            	$1,758,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities,
  excluding short-term debt	               	$	924,000
Short-term debt		                          	2,079,000
Preferred stock		                              	1,000
Common stockholders' equity		             	(1,246,000)
Total liabilities and
  stockholders' equity	                  	$	1,758,000









YORK HANNOVER PHARMACEUTICALS, INC.

UNAUDITED FINANCIAL STATEMENTS



CONDENSED BALANCE SHEET



                                              	March 31,
                                                	1997
                                            		(Unaudited)

ASSETS

CURRENT ASSETS
     Cash and cash equivalents                	$10,489
     Marketable Securities                     	21,790
TOTAL CURRENT ASSETS                           	32,279

OTHER ASSETS
     Investment in York Hannover Partnership  	889,750
     Due from York Hannover Partnership       	111,526
     Due from related parties                 	235,265
TOTAL OTHER ASSETS                          	1,236,541

TOTAL ASSETS	                               $1,268,820

LIABILITIES and STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES
     Accrued expenses	                        369,187
     Current portion of long-term debt     	1,976,632
     Due to Affiliates                       	382,109
TOTAL CURRENT LIABILITIES                  	2,727,928

DEFERRED REVENUE	                             710,096

STOCKHOLDER'S DEFICIT
     Unrealized loss on securities           	(10,209)
     Common Stock                                	100
     Accumulated deficit	                  (2,159,095)

TOTAL STOCKHOLDER'S DEFICIT               	(2,169,204)
                                          	$1,268,820





YORK HANNOVER PHARMACEUTICALS, INC.
CONDENSED STATMENT OF INCOME AND STOCKHOLDER'S DEFICIT
(Unaudited)





                                    		               Three Months Ended
                                 		                        March 31
                                                   		1996        		1997
Other revenue, including equity in earnings
     of York Hannover Partnership		                158,890	      	254,424
NET REVENUES		                                     158,890	      	254,424

OPERATING COSTS AND EXPENSES
     Selling, general, and administrative	         	77,793	       	75,000
     Realized loss on sale of securities		              --	       	66,914
     Interest expense		                             69,647	       	69,677
TOTAL EXPENSES	                                   	147,440	      	211,591

NET INCOME	                                        	11,450	       	42,833

ACCUMULATED DEFICIT,
     BEGINNING OF PERIOD		                      (2,203,915)	  	(2,201,928)

ACCUMULATED DEFICIT, END
     OF PERIOD	                               	$(2,192,465) 		$(2,159,095)





See notes to financial statements.
















YORK HANNOVER PHARMACEUTICALS, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)





                                               	    Three Months Ended
	                                                        March 31
                                                   	1996	        	1997
OPERATING ACTIVITIES
		Net Loss                                       	$11,450      		$42,833
 	Adjustments to reconcile net loss to
     net cash used in operating activities:
		   Realized loss on sale of Marketable Securities	   --       		66,914
     Amortization of deferred revenue	            (33,285)	     	(33,285)
		    Equity in earnings of York Hannover
        Partnership	                              (68,963)	    	(188,571)
		    Changes in operating assets and liabilities
		        Decrease in accounts receivable (net)  	(30,044)          		--
          Increase/(decrease) in accounts payabled
            and other accrued expenses	            43,96	        	(1,648)

   NET CASH PROVIDED BY OPERATING
     ACTIVITIES	                                 (76,878)		      (113,757)

INVESTING ACTIVITIES
     Loans to York Hannover Partnership,
       net of amounts received	                       --	         	49,221
     Proceeds from repayment of loans from
       Affiliates	                               114,222	         	10,002
     Loans to related parties                   	(12,004)		       (22,728)
     Purchases of Marketable Securities            	(737)		            --
     Proceeds from sale of Marketable Securities	     --        		399,198
     NET CASH PROVIDED BY INVESTING ACTIVITIES	  101,481        		435,693

FINANCING ACTIVITIES
	 Principal payments on Long-Term Debt
   Borrowing                                    	(2,903)	        	(94,201)
 	 Principal repayment of notes payable	             --         	(275,537)
     NET CASH USED IN FINANCING ACTIVITIES      	(2,903)	       	(369,738)
                                                	21,700         		(47,802)
Cash and cash equivalents at beginning
  of period	                                     15,916		          58,291

CASH AND CASH EQUIVALENTS AT END OF PERIOD	     $37,616	         	$10,489

SUPPLEMENTAL INFORMATION:
     Cash paid for interest                     	$2,489	         	$53,877



See notes to financial statements.



YORK HANNOVER PHARMACEUTICALS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)



March 31, 1997





NOTE A--BASIS OF PRESENTATION



The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997. For further information, refer to the York Hannover Pharmaceuticals, Inc. ("York Hannover") financial statements for the year ended December 31, 1996 and footnotes thereto included in this form 8-K/A.



	NOTE B--SHORT-TERM DEBT



		 Short-term debt at March 31, 1997 was composed of the following:

                                    		               								March 31,
                                      								               		1997

Promissory note payable                                    $1,950,371
Notes payable to former shareholders                           26,261
Total short-term debt                                      $1,976,632



      York Hannover's promissory note payable and line of credit promissory note payable to National HealthCare L.P. matures in September, 1997.



NOTE C - INVESTMENT IN YORK HANNOVER PARTNERSHIP



     Effective August 1, 1995, York Hannover formed a partnership ("York Hannover Partnership" or "the Partnership") with United Professional Companies, Inc. for the purpose of operating a business which provides institutional pharmacy, infusion therapy, third party billing, medical equipment and supplies and other services. Pursuant to the terms of the partnership agreement, York Hannover contributed to the Partnership all of its furniture and equipment, inventory and existing contracts with nursing facilities to provide services and products. York Hannover's 40% interest in the Partnership is recorded using the equity method of accounting.



YORK HANNOVER PHARMACEUTICALS, INC.







Item 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS



Results of Operations



Three Months Ended March 31, 1997 Compared to Three Months Ended
March 31, 1996





Other Revenues. Other revenues consisted primarily of deferred revenue amortization from an agreement not to compete, equity in earnings of York Hannover Partnership and accounts receivable billing services. Other revenues for the three months ended March 31, 1997 were $254,424 an increase of $201,181 or 378%
from $53,243 for the three months ended March 31, 1996. This increase was primarily the result of an increase in revenues generated from the 40% equity interest in the Partnership.



Selling, General and Administrative. Selling, general and administrative expense consists of expenses related to providing management services to York Hannover Partnership for accounts receivable billing activity. Selling, general and administrative expense for the three months ended March 31, 1997 were $75,000 a decrease of $2,793 or 3.7% from $77,793 for the three months ended March 31, 1996.



Interest Expense. Interest expense is primarily related to a promissary note York Hannover has with National Healthcare L.P. This note was entered into in 1993 and restructured in 1995. Interest expense for three monthe ended March 31, 1997 was $69,677 an increase of $30 or .04% from $69,647 for the three months ended March 31, 1996.

 Liquidity and Sources of Capital



	At March 31, 1997, the Company had negative working capital of $2,695,649 and a ratio of current assets to current liabilities of (.01) as compared to (.17) at December 31, 1996.  Cash was
$10,489 at March 31, 1997.    Marketable Securities decreased
$444,281 from $466,071 at December 31, 1996 to $21,790 at March
31, 1997. This decrease was the result of the sale of Marketable Securities. Investment in York Hannover Partnership increased $216,828 from $674,922 at December 31, 1996 to
$889,750 at March 31, 1997. This increase was the result of earnings from York Hannover Partnership. Accrued expenses decreased $1,648 from $370,835 at December 31, 1996 to $369,187 at March 31, 1997. This decrease was the result of the timing of certain payments. Current portion of long-term debt decreased $94,201 from $2,070,833 at December 31, 1996 to
$1,976,632 at March 31, 1997. This decrease was the result of the repayment of notes payable due former shareholders Notes
Payable decreased from $275,537 at December 31, 1996 to $0 at
March 31, 1997. This decrease was the result of the repayment of certain margin loans. Deferred revenue decreased $33,285 from $743,381 at December 31, 1996 from $710,096 at March 31,
1996. This decrease was the result of the amortization of a non-compete agreement. The accummulated deficit decreased
$42,833 from $2,201,928 at December 31, 1996 to $2,159,095 at
March 31, 1997. This increase was the result of the net income for the three months ended March 31, 1997.



In January and Febuary 1997 the Company received proceeds aggregating to $399,198 from the sale of its Marketable Securities. These funds were primarily used to repay margin loans of $275,537, notes payable to former shareholders of $94,199 and other operating expenses.



On April 1, 1997, York Hannover consummated a merger (the "Merger") as a result of which York Hannover merged with and into MetroVision, with MetroVision as the surviving corporation, pursuant to an agreement and Plan of Merger dated as of May 10, 1996 among York Hannover and MetroVision (the "Merger Agreement"). Pursuant to the Merger Agreement, among other things: (i) MetroVision changed its corporate name to York Hannover Health Care Inc. (subject to receipt of all necessary regulatory consents which are still pending); and (ii) each share of York Hannover Pharmaceuticals, Inc. Common Stock outstanding on April 1, 1997 was converted into 4,000 shares of MetroVision's Common Stock, or an aggregate of 4,000,000 shares of Common Stock, constituting approximately 71.8% of the shares of MetroVision Common Stock outstanding giving effect to the Merger. As a result of the merger, MetroVision has shifted its primary business to that conducted by York Hannover, the provision of prescription and non prescription medications and pharmacy related services to nursing homes and similar facilities.



York Hannover had outstanding as of March 31, 1997 $1,976,632 of short-term debt that is due September 1997. This debt includes a term loan of $1,950,371 due NHCLP and notes due former shareholders of $26,261. Although the stated maturity date of the indebtedness due NHCLP is January 1999, York Hannover is currently not in compliance with certain covenants under the loan agreement relating to the indebtedness, principally relating to its failure to maintain positive working capital. As a result of such noncompliance, the $1,950,371 principal amount, together with accrued interest thereon, will be due September 1997. Neither York Hannover currently has, nor is the Surviving Corporation expected to have, the financial resources necessary to meet this payment obligation absent of obtaining external financing, whether from an equity offering or otherwise. In the event the Surviving Corporation is unable to meet this payment obligation, or if the loan is not renegotiated, NHCLP, as a secured creditor, has the right to take possession of or otherwise sell the 40% partnership interest in the York Hannover Partnership in satisfaction of the indebtedness and may seek recourse against the Surviving Corporation's other assets, if necessary.



As of March 31, 1997, York Hannover's primary asset was its ownership of a 40% interest in York Hannover Partnership. For the three months ended March 31, 1997, York Hannover's net income from the Partnership totaled $188,521.



York Hannover does not have control over distributions made by York Hannover Partnership. All Partnership distributions are subject to the availability of York Hannover Partnership cash.







REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To York Hannover Partnership:


We have audited the accompanying balance sheets of YORK HANNOVER PARTNERSHIP (a Wisconsin general partnership) as of December 31, 1996 and 1995, and the related statements of income, partners' capital, and cash flows for the year ended December 31, 1996 and the five month period ended December 31, 1995. These financial statements are the responsibility of York Hannover Partnership's Management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of York Hannover Partnership as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the year ended December 31, 1996 and the five month period ended December 31, 1995 in conformity with generally accepted accounting principles.







                                         ARTHUR ANDERSEN LLP
Nashville, Tennessee
March 31, 1997




YORK HANNOVER PARTNERSHIP
BALANCE SHEETS
DECEMBER 31, 1996 AND 1995







ASSET	                                        1996                	1995

CURRENT ASSETS:
	Cash and cash equivalents	                	$122,796		           $109,086
	Accounts receivable, less allowance
   for doubtful accounts of
   $260,057 and $60,070, respectively		   	2,273,810		          1,142,412
	Inventory		                                	587,940		           	495,350
	Due from York Hannover
   Pharmaceuticals, Inc.		                     8,620	   		             --
	Other current assets 		                     	50,474		            	19,069
			Total current assets		                 	3,043,640	         		1,765,917

PROPERTY AND EQUIPMENT:
	Building and improvements	                		431,837			                --
	Construction in progress			                      --           			389,879
	Furniture and equipment		                  	437,297		           	231,203
		                                          	869,134	           		621,082
	Accumulated depreciation		                	(152,817)		          	(31,356)
			Property and equipment, net		            	716,317		           	589,726

			Total assets	                         	$3,759,957	  	       $2,355,643













The accompanying notes to financial statements are an integral part of these balance sheets.

YORK HANNOVER PARTNERSHIP

BALANCE SHEETS (CONTINUED)

DECEMBER 31, 1996 AND 1995





LIABILITIES AND PARTNERS' CAPITAL	                 1996	            1995

CURRENT LIABILITIES:
	Working capital note payable to York
   Hannover Pharmaceuticals,Inc.	              	 $	80,000	       	$	80,000
	Working capital note payable to United
   Professional Companies,Inc.		                 	550,000	       		120,000
	Accounts payable	                              		295,959			       243,657
	Accrued expenses		                              	107,011		        	87,869
	Due to York Hannover Pharmaceuticals, Inc.			         --        			25,468
	Due to United Professional Companies, Inc.		     	38,082			        40,431
	Current portion of promissory note payable
   to United Health, Inc.	                       		15,580		        	14,625
	Current portion of capital lease obligation		    	37,032			            --
			Total current liabilities		                 	1,123,664		       	612,050

NON-CURRENT LIABILITIES:
 Promissory note payable to United Health, Inc.			368,602		       	360,254
	Capital lease obligation		                       	64,739			            --
			Total non-current liabilities		               	433,341		       	360,254


COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL		                            	2,202,952			     1,383,339
			Total liabilities and partners'capital	   	$	3,759,957	    	$	2,355,643









The accompanying notes to financial statements are an integral part of these balance sheets.

YORK HANNOVER PARTNERSHIP

STATEMENTS OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE FIVE MONTHS ENDED
DECEMBER 31, 1995





                                              	1996	         1995
REVENUES	                                  	$9,383,651	   	$2,563,354

COST OF SALES		                            	(4,899,122)		 	(1,348,470)
		Gross margin		                            	4,484,529		   	1,214,884

EXPENSES:
	Salaries, wages and benefits			             1,529,390		     	479,244
	General and administrative		               	1,060,220		     	281,971
 Management fees		                            	375,066	     		102,535
 Provision for uncollectible accounts		       	189,988	      		60,537
 Depreciation		                               	123,759		      	31,356
	Interest		                                    	86,493			          --
		Total expenses		                          	3,364,916		     	955,643

NET INCOME	                               	$1,119,613		      $259,241





The accompanying notes to financial statements are an integral part of these statements.

YORK HANNOVER PARTNERSHIP

STATEMENT OF PARTNERS' CAPITAL

FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE FIVE MONTHS ENDED
DECEMBER 31, 1995





                        	York Hannover
                        Pharmaceuticals,    United Professional
                             Inc.              Companies, Inc.        	Total

BALANCE, August 1, 1995	 	$	      --		         $     --		           $    --
		Capital contributions			   449,638		          	674,460		         	1,124,098
		Net income		              	103,696		          	155,545		           	259,241
BALANCE, December 31, 1995			553,334		          	830,005		         	1,383,339

		Capital contributions		         --		 	              --    			            --
		Partnership distributions	(300,000)			              --		          	(300,000)
		Net income		              	447,845			          671,768		         	1,119,613

BALANCE, December 31, 1996		$701,179	        	$1,501,773	        	$	2,202,952













The accompanying notes to financial statements are an integral part of these statements.


YORK HANNOVER PARTNERSHIP
STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE FIVE MONTHS ENDED
DECEMBER 31, 1995


                                             	1996               	1995
CASH FLOWS FROM OPERATING ACTIVITIES:
	Net income	 	                             $1,119,613         		$259,241
	Adjustments to reconcile net
   income to net cash used in operating
   activities:
			Depreciation	                              123,759            	31,356
 		Changes in assets and liabilities:
  			Accounts receivable, net             	(1,131,398)	       (1,142,412)
  			Inventory                               	(92,590)          	(78,930)
  			Prepaids and other assets               	(40,025)	            5,617
  			Accounts payable                         	52,302           	243,657
  			Accrued expenses                         	19,142            	87,869
  			Due to partners                         	(27,817)           	65,899
  					Net cash provided by (used in)
       operating	activities                   	22,986          	(527,703)

CASH FLOWS FROM INVESTING ACTIVITIES:
	Additions to property and equipment        	(131,688)	         (446,987)

CASH FLOWS FROM FINANCING ACTIVITIES:
	Payments on capital lease obligation		      	(16,891)			             --
	Long-term debt borrowings		                   	9,303		         	374,879
	Short-term debt borrowings		                	530,000		         	200,000
	Payments on short-term debt                	(100,000)        	       --
	Capital contributions			                          --         			508,897
	Distributions to partners			                (300,000)			             --
					Net cash provided by financing
        activities                           	122,412         	1,083,776


NET INCREASE IN CASH AND CASH EQUIVALENTS 	    13,710           	109,086

CASH AND CASH EQUIVALENTS,
  beginning of period	                        109,086	                --

CASH AND CASH EQUIVALENTS, end of period   		$122,796	         	$109,086





(Continued)



The accompanying notes to financial statements are an integral part of these statements.



YORK HANNOVER PARTNERSHIP
STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE FIVE MONTHS ENDED
DECEMBER 31, 1995
					(Continued)



                                                	1996           	1995

SUPPLEMENTAL INFORMATION:
	Non-cash capital contributions		              $	   --	        	$615,201
	Cash payments of interest expense		           $88,964		        $	    --
	Capital lease obligation	                    	$101,771		       $	    --










The accompanying notes to financial statements are an integral part of these statements.

YORK HANNOVER PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 1996 AND 1995







1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



Organization



The financial statements include the accounts of York Hannover Partnership ("the Partnership") formed for the purpose of providing institutional pharmacy services, infusion therapy, urological, enteral and general medical supplies to licensed nursing facilities, hospitals, correction facilities and retirement facilities throughout the State of Florida.



The Partnership commenced operations August 1, 1995, upon formation of the Partnership by and between York Hannover Pharmaceuticals, Inc. ("YHPI"), a wholly-owned subsidiary of Stockbridge Investment Partners, Inc. ("SIP"), and United Professional Companies, Inc. ("UPC"), a wholly-owned subsidiary of United Health, Inc. ("UHI"). Pursuant to the terms of the Partnership agreement, YHPI contributed to the Partnership assets with a total net book value of $449,638 as of the date of the contribution. Those assets included $302,424 of inventory. Other assets contributed by YHPI consisted primarily of furniture and equipment. UPC contributed assets with a total net book value of $674,460 as of the date of the contribution. Those assets included $508,897 of cash. The remainder of assets contributed by UPC consisted primarily of inventory and property and equipment. In exchange for these contributions, YHPI received a 40% general partnership interest and UPC a 60% general partnership interest in the Partnership. The Partnership has a minimum term of five years.



Earnings and losses are allocated based on general partnership interests. Under the terms of the Partnership agreement, YHPI has a right to priority distributions of its share of Partnership net income limited to $300,000. After reaching the maximum priority distribution to YHPI, then UPC receives distributions up to an amount representing an equality of the ownership percentages. Then, additional distributions would be made to YHPI and UPC in proportion to each partner's respective ownership interest. All distributions are subject to the availability of Partnership cash. No distributions were made by the Partnership to UPC during 1996 or 1995. The Partnership distributed $300,000 and $0 to YHPI during 1996 and 1995, respectively.



Use of Estimates



The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



Operational Management



The operations of the Partnership are managed by UPC for a maximum management fee of 4% of net revenues. YHPI and UPC also provide certain billing services to the Partnership for which they receive 7.5% of amounts billed.



Revenues



Revenues are generated from the sale of institutional pharmacy services, infusion therapy, urological, enteral and general medical supplies to licensed nursing facilities, hospitals, correction facilities and retirement facilities throughout the State of Florida. The Partnership receives payment for the sale of certain supplies to patients covered by Medicare and the Florida Medicaid programs. Revenues generated from patients covered by Medicare and the Florida Medicaid programs are based on reasonable charge reimbursement principles and are not subject to "cost" limitations. In the opinion of management, adequate provision has been made for any adjustments that may result from reviews by the Medicare and Medicaid programs.



Inventory



All inventories as of December 31, 1996 were priced at the lower of cost (on a first-in, first-out basis) or market.



Property and Equipment



The Partnership's buildings, furniture and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The estimated useful lives range from 3 to 25 years.



Concentration of Credit Risks



The Partnership's credit risks primarily relate to cash and cash equivalents and receivables. Cash and cash equivalents are primarily held in bank accounts. Receivables consist primarily of amounts due from patients and long-term health care centers in the state of Florida and from the Medicare and Florida Medicaid programs. The Company maintains allowances for uncollectible accounts on these receivables.



Cash Equivalents



Cash equivalents include highly liquid investments with an original maturity of less than three months.



Federal Income Taxes



The Partnership is a general partnership for purposes of federal and state income taxation. As such, income or losses of the Partnership are attributed to the partners and are reflected on the partners' income tax returns. Accordingly, no income tax provision or benefits are recorded in the financial statements.



Reclassifications



Certain reclassifications have been made to the 1995 financial statements to conform to the presentation used in the 1996 financial statements.



2.	RELATED PARTIES



Capital lease obligations and net amounts due to related parties as of December 31, 1996 and 1995 consist of the following:



                                   	December 31,	        	December 31,
                                       1996	                  	1995

Working capital note payable - YHPI		  $80,000		           	$80,000
Working capital note payable - UPC			  550,000          				120,000
                                   	 	$630,000		          	$200,000

Due to (from) related parties - current:
	YHPI	                                	$(8,620)		          	$25,468
	UPC	                                 		38,082		           		40,431
                            	         	$29,462		           	$65,899

Promissory note payable to UHI			      384,182				          374,879
Less current portion		                	(15,580)			         	(14,625)
                                    		$368,602	 	         	$360,254





Pursuant to the terms of the Partnership agreement, YHPI and UPC will provide working capital funding to the Partnership, as required, in proportion to their respective ownership interests.
 As of December 31, 1996, the Partnership had working capital notes outstanding to YHPI and UPC, respectively, in the amounts of $80,000 and $550,000. In the event that one of the partners is unable to provide working capital funding in proportion to its ownership interest, the other partner shall have the right to provide the additional working capital and receive interest at the prime rate plus 4%. In the event that both partners are able to provide working capital funding in proportion to their respective ownership interests, the working capital notes shall not bear interest. The working capital notes have no stated maturity date and have been classified as current as of December 31, 1996. The working capital notes are secured by the Partnership's receivables.



During 1995, the Partnership entered into a promissory note payable with UHI to finance the purchase and improvement of a building in Brooksville, Florida. The promissory note payable bears interest at the prime rate plus .5%. Equal monthly payments of interest and principal are required based on a 15 year amortization with the remaining principal and accrued and unpaid interest due on August 1, 2000. The maximum principal outstanding under the promissory note is limited to $400,000. The promissory note payable is secured by the related building and improvements. The promissory note payable is guaranteed by SIP and by the personal guarantees of the stockholders of SIP.



A schedule of the principal maturity of amounts owed to related parties (excluding capital leases) for the five years subsequent to December 31, 1996 is as follows:


    1997			675,042
   	1998			17,000
   	1999			18,550
   	2000			334,239
   	2001			--



The Partnership leases certain equipment from UHI under capital leases. Future minimum rental payments required on capital leases for the next five years beginning January 1, 1997, less amounts representing interest, are as follows:



    	1997		$47,466
    	1998			47,466
    	1999			23,733
    	2000			--
    	2001			--
        			118,665

Less amounts representing interest    	(16,894)

                                    		$101,771





The property and equipment under the capital lease as of December 31, 1996 consists of the following:



Property and equipment under capital lease		$	118,662
Less  accumulated depreciation		             	(19,777)
                                           		$	98,885





3.	COMMITMENTS AND CONTINGENCIES



	Healthcare Regulations





The healthcare industry is subject to numerous laws and regulations of Federal, state and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government healthcare program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Recently, government activity has increased with respect to investigations and/or allegations concerning possible violations of fraud and abuse statutes and/or regulations by healthcare providers. Violations of these laws and regulations could result in expulsion from government healthcare programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Management believes that the Company is in compliance with fraud and abuse statutes, as well as other applicable government laws and regulations. Compliance with such laws and regulations can be subject to future government review and interpretations as well as regulatory actions unknown or unasserted at this time.



Insurance



Health insurance and worker's compensation insurance for the Partnership is maintained by UPC in accordance with UPC's management of the Partnership. In management's opinion, there are no outstanding claims that would result in losses that would be material to the financial condition or results of operations of the Partnership.



UNAUDITED SUMMARY PRO FORMA COMBINED CONDENSED

CONSOLIDATED FINANCIAL DATA







MetroVision and York Hannover have entered into a Merger Agreement, whereby Stockbridge, the sole stockholder of York Hannover, has exchanged all outstanding common stock of York Hannover with MetroVision for 4,000,000 newly issued shares of common stock. Under the terms of the Merger Agreement, York Hannover has distributed all of its assets and liabilities to Stockbridge prior to the Merger except for its 40% interest in York Hannover Partnership and certain outstanding debt and related accrued interest. As a condition of the Merger, MetroVision has completed a 1 to 4.6 Reverse Stock Split of its Common Stock, reducing the number of MetroVision shares outstanding on a post-Merger basis.



The Merger will be accounted for as a reverse acquisition of MetroVision by York Hannover in a transaction accounted for using the purchase method of accounting as prescribed by Accounting Principals Board Opinion No. 16. In the reverse acquisition transaction, York Hannover will be treated as the acquirer for financial reporting purposes. The purchase method of accounting prescribes that the acquiring company allocate the cost of an acquired company, including the expenses of the acquisition, to the assets acquired and liabilities assumed as of the date of the acquisition based upon their fair values.
Any excess of incurred over the values of assets acquired less liabilities assumed is recorded as goodwill and amortized over its expected benefit period. Therefore, any excess of the fair value of MetroVision's assets less its liabilities over the historical basis of MetroVision's assets less its liabilities would be recorded as goodwill and amortized over its benefit period. Any excess of the historical basis of MetroVision's assets less its liabilities over the fair value of MetroVision's assets less its liabilities would result in negative goodwill which would be allocated to reduce the noncurrent assets of the Surviving Corporation.



The following unaudited pro forma consolidated balance sheet as of March 31, 1997 have been prepared based on the historical balance sheets of MetroVision and York Hannover, as adjusted to reflect the merger as if it had occurred on March 31, 1997. The unaudited pro forma consolidated income statements for the year ended December 31, 1996 and for the three months ended March 31, 1997 have been prepared based on the historical balance sheets of MetroVision and York Hannover, as adjusted to reflect the merger as if it had occurred on January 1 of each respective period. The information is presented for informational purposes only and therefore, is not necessarily indicative of the financial position or operating results that would have occurred of might be achieved if the Merger had occurred at an earlier date, nor is it necessarily indicative of the financial position or operating results the may occur in the future.





York Hannover Summary Pro Forma Consolidated Statement of Income  Data
			Year Ended December 31, 1996
			(Unaudited, in thousands, except Per Share Data)





	                                             				Pro forma
				                                           	  Adjustments
			                                    	         	to reflect
           	      MetroVision		  York Hannover	  	Purchase of		   Pro forma
                   Historical	   	Historical	    	MetroVision	    	Combined
Total revenues       	836	          	702		          (254)	(c)       	1,284
Cost of revenues	     363	           	--			          --               	363
Selling, general and
 administrative      	891		          391	          	(261)	(b)       	1,021
Depreciation and
 amortization        	533	           	--	            	--	             	533
Writedown of contract
 rights and installation
 assets             1,019	           	--	            	--	           	1,019
Interest expense, net	 10	          	290		           (37)	(a)         	263
Income tax porvision  	-- 		          19		           (19)	(d)          	--

Net Loss           	(1,980)	          	2           		63           		(1,915)

Less--preferred stock
 dividend requirements

                    	181		                                         				181
Net loss applicable
 to common stock	 	(2,161)                                    					(2,096)
Weighted average
 number of shares 	7,027,324					                               	5,527,679	(e)
Net loss per common
 share             	(.31)				                                      		(.38)


(a) To adjust interest expense for York Hannover debt not being contributed in the Merger.
(b) To adjust selling, general and administrative expenses for York Hannover management fees expenses not to be incurred by the Surviving Corporation.
(c) To adjust revenues for amortization income and revenues related to services not being contributed in the Merger.
(d) Weighted average shares based on 1,527,679 shares outstanding after Reverse Stock Split and 4,000,000 shares to be issued to the York Hannover shareholders.
(e) To adjust income tax provision for deferred tax assets and liabilities not being contributed in the Merger.




 					York Hannover Summary Pro Forma Consolidated Balance Sheet
 					March 31, 1997
 					(Unaudited, in thousands, except Per Share Data)





		                                               			Pro forma
				                                              	Adjustments
				                                               	to reflect
                      	MetroVision		York Hannover		Purchase of		Pro forma
                      	Historical	   	Historical	 	MetroVision 		Combined

Assets
Current Assets	            237           32		         (32)	(a)      237
Property and Equipment,
  Net	                     370           	--	         	--	         	370
Other                       	4	       	1,237		       (347)	(a)     	894
Goodwill                    --            --         (498) (b)     (498)
Total Assets              	611       	 1,269          119      		 1,999

Liabilities and Shareholders' Equity

Current liabilities, excluding
     short term debt      	757          	751		       (438)	(a)   1,070
Short-term debt	            51        	1,977		        (27)	(a)	  2,001
Other                      	--	         	710	      	 (710)	(a)     	--
Preferred Stock             	1	          	--         		--	          	1
Shareholders' equity	      (198		     (2,169)	       1,294 (b) 	(1,073

Total Liabilities and
 shareholders	equity      	611        	1,269	        	 119      	1,999




(a)  Elimination of York Hannover assets(consisting of cash-$10;
     marketable securities-$22; due from York Hannover
     Partnership-$112; and due from related parties $235) and liabilities (consisting of accrued expenses-$56; short-term debt-$27; due to affiliates-$382; and deferred revenue -$710) not being contributed in the merger.
(b) Adjustment to reflect estimated fair value of MetroVision's assets and liabilities which have been estimated to be $300, resulting in goodwill of $498.

(c   Reflects cumulative effect of the above adjustments.







			York Hannover Summary Pro Forma Consolidated Statement of Income Data
                			Three Months Ended March 31, 1997
			          (Unaudited, in thousands, except Per Share Data)








                                              		 	Pro forma
				                                            	 Adjustments
				                                             	to reflect
	                     MetroVision		York Hannover		Purchase of		Pro forma
	                      Historical	 	Historical  		MetroVision	 	Combined
Total revenues          	  181	        	254		       (65)	(c)      	370
Cost of revenues           	73	         	--	        	--	           	73
Selling, general and
 administrative           	211         		75       		(75)	(b)	      211
Realized loss on sale of
  securities 	               --          --	        	67		        		67
Depreciation and
  amortization             	30	         	--	        	--          		30
Interest expense, net	       2	         	69	        	(4)	(a)      	67
Net Income (Loss)        	(135)	        	43	        	14         		(78)

Less - Preferred stock dividend
    requirements           	45					                               	45
Net loss applicable to
     common stock	        (180)					                            	(123)
Weighted average number
     of shares         	7,241,664	                         					5,574,275		(d)
Net loss per common share	(.02)				                              		(.02)



(a) To adjust interest expense for York Hannover debt not being contributed in the Merger.
(b) To adjust selling general and administrative expenses for York Hannover management fees expenses not being incurred by the Surviving Corporation.

(c) To adjust revenues for amortization income and revenues related to services not being contributed in the Merger.
(d) Weighted average shares based on 1,574,275 shares outstanding after Reverse Stock Split and 4,000,000










EXHIBIT INDEX



Exhibit			                                                  									Page

Number		Description of Document
10.1 			Agreement and Plan of Merger dated as of May 10, 1996 among
        MetroVision of North America, Inc. and York Hannover
     			Pharmaceuticals, Inc. (included as Annex "A" to Exhibit 99.1
     			filed herewith).

99.1 			The Company's definitive Proxy Statement/Prospectus dated
     			February 13, 1997 for its Special Meeting of Shareholders.		46
















SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused the report to be signed on its behalf by the undersigned thereunto duly authorized.





Dated:  August 11, 1997		YORK HANNOVER HEALTH CARE, INC.





					By:                      /s/ Thomas M. Clarke
                       					Name: Thomas M. Clarke
                     						Title: President & CEO